UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2022 (May 20, 2022)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)

On May 20, 2022, Daybreak Oil and Gas, Inc. (OCT PINK:DBRM), a Washington corporation (“Daybreak” or the “Company”), held a Special Meeting of Shareholders,

(b)

At the Special Meeting, 51,054,229 of the Company’s 62,510,204 issued and outstanding shares of common stock entitled to vote, or approximately 82% as of the record date, March 22, 2022, were present or represented by proxy.

The proposals voted on at the Special Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 21, 2022, which information is incorporated by reference herein. The final voting results on the proposals presented for stockholder approval at the Special Meeting were as follows:

Proposal No. 1: The shareholders APPROVED a proposal to approve an Equity Exchange as contemplated by the Equity Exchange Agreement dated October 20, 2021, and subsequently amended on February 22, 2022 (as amended, the “Exchange Agreement”) by and between Daybreak, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which the parties propose for a plan of share exchange whereby (i) Gaelic will irrevocably assign and transfer all of its ownership interests in Reabold to Daybreak, and (ii) Daybreak will issue 160,964,489 shares of its common stock to Gaelic (the “Exchange Shares”), which will result in Reabold becoming a wholly-owned subsidiary of Daybreak and Gaelic becoming the owner of Exchange Shares (the foregoing transaction, the “Equity Exchange”), on the terms and subject to the conditions set forth in the Exchange Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,866,917	185,833	1,479	0

Proposal No. 2: The shareholders APPROVED a proposal to approve amending and restating the Company’s Amended and Restated Articles of Incorporation by adopting the Company’s Second Amended and Restated Articles of Incorporation to increase the number of total authorized shares of Daybreak Common Stock to 500,000,000 to provide enough shares to accomplish the transactions contemplated by the Equity Exchange and conducted in anticipation of the Equity Exchange, complete the sale of 125,000,000 shares of the Company’s common stock, par value, $0.001, for a purchase price of $0.02 per share, or $2,500,000 in the aggregate (the “Capital Raise”) as required by the Exchange Agreement, and have shares available for other potential future issuances; eliminate the designation of the Series A Convertible Preferred Stock; and allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,904,750	148,000	1,479	0

Proposal 3: The shareholders ELECTED the following four (4) directors nominated by our Board of Directors to the Daybreak Board of Directors, to serve until the Company’s next Annual Meeting of Shareholders, or until their earlier, death, resignation, or removal:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
James F. Westmoreland	50,741,049	313,180	0	0
Timothy R. Lindsey	50,741,049	313,180	0	0
James F. Meara	50,741,049	313,180	0	0
Darren Williams	50,901,229	153,000	0	0

2

Proposal 4: The shareholders APPROVED, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the proxy statement accompanying this notice;

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,460,180	1,482,790	165,259	0

Proposal 5: The shareholders APPROVED holding a stockholder advisory vote on the Company's executive compensation once every year;

Votes For 1 Year	49,737,331
Votes For 2 Years	142,500
Votes For 3 Years	1,061,119
Abstentions	113,279
Broker Non-Votes	0

Proposal 6: The shareholders RATIFIED our appointment of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2022; and

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,908,850	42,100	103,279	0

Proposal 7: The shareholders APPROVED a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals 1 and 2.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,817,837	231,113	5,279	0

(d)

Daybreak will include an advisory vote on executive compensation in its proxy materials annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Number	Exhibit

99.1*	Press Release issued by Daybreak Oil and Gas, Inc., on May 23, 2022.

104	Cover Page Interactive Data File (formatted in Inline XBRL)

*       Filed herewith.

[signature page follows]

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: May 23, 2022

4